SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant    ☐

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☐ PreliminaryProxy Statement	☐ Confidential, For Use of the Commission Only(as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

CHOICEPOINT INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

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3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

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1.	Amount previously paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

On February 21, 2008 ChoicePoint Inc. issued the following press release.

Reed Elsevier to Acquire ChoicePoint for $4.1 billion

LONDON/ALPHARETTA, Georgia -- February 21, 2008 – Reed Elsevier, a world leading publisher and information provider owned equally by Reed Elsevier PLC and Reed Elsevier NV and traded on the London, Amsterdam and New York Stock Exchanges (London: REL; Amsterdam: REN; New York: RUK and ENL), has reached an agreement to acquire ChoicePoint Inc. (NYSE: CPS), a premier provider of technology and information-based risk mitigation products in the United States. The enterprise value of the all-cash transaction is valued at approximately $4 billion (USD), based on an offer of $50 per share.

The acquisition, subject to ChoicePoint shareholder approval, regulatory approval and certain other customary conditions, is expected to close in the summer of 2008. The agreement has been approved by Reed Elsevier’s Board of Directors and the Company’s Board of Directors. The transaction is not subject to any financing conditions.

“The acquisition of ChoicePoint represents a major further step in the building of Reed Elsevier’s risk management business and in the development of our online workflow solutions strategy” said Sir Crispin Davis, Reed Elsevier’s Chief Executive Officer. “The market growth in risk information and analytics is highly attractive and ChoicePoint brings important assets and market positions that fit well with our existing business and, in combination, can be leveraged to provide enhanced products for customers.”

“Since 1997, ChoicePoint has been a leader in our industry,” noted ChoicePoint Chairman and Chief Executive Officer Derek V. Smith. “We developed innovative products that helped our customers be successful. We created wealth for our shareholders. We built a workplace culture and a respect for personal privacy that is recognized as among the best in our industry and all US-based businesses.

“I’m proud of the team at ChoicePoint and I’m especially pleased that the Atlanta area will continue to be the headquarters for the combined business.”

Goldman, Sachs & Co. acted as financial advisor to ChoicePoint, Wachtell, Lipton, Rosen & Katz acted as legal advisor to ChoicePoint. Morgan Stanley acted as financial advisor to Reed Elsevier and Sullivan & Cromwell acted as legal advisor to Reed Elsevier.

About ChoicePoint

ChoicePoint was founded in 1997 in a spin-off from Equifax, the US-based credit bureau. In the company’s decade of operation, annual revenue grew from approximately $400 million (USD) to approximately $1 billion (USD). ChoicePoint provides businesses, government agencies and non-profit organizations with technology, software, information and marketing services to help manage economic and physical risks as well as identify business opportunities. Consumers have free access to the reports the company creates about people www.ChoiceTrust.com.

About Reed Elsevier

Reed Elsevier Group plc is a world leading publisher and information provider. It is owned equally by its two parent companies, Reed Elsevier PLC and Reed Elsevier NV. The parent companies are listed on the London, Amsterdam and New York Stock Exchanges, under the following ticker symbols: London: REL; Amsterdam: REN; New York: RUK and ENL. In 2007, Reed Elsevier had revenues from its continuing operations of £4.6bn. The group employs 32,000 people, including approximately 16,000 in North America. Operating in the scientific, medical, legal, risk and business-to-business sectors, Reed Elsevier provides high value and flexible information solutions to professional end users, with increasing emphasis on internet delivery.

Additional Information and Where to Find It

In connection with the proposed merger, Reed Elsevier and ChoicePoint intend to file relevant materials with the Securities and Exchange Commission (the “SEC”), including ChoicePoint’s proxy statement on Schedule 14A. ChoicePoint shareholders are urged to read all relevant documents filed with the SEC, including ChoicePoint’s proxy statement, because they will contain important information about the proposed transaction. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and ChoicePoint’s shareholders will receive information at an appropriate time on how to obtain transaction-related documents for free from ChoicePoint. Such documents are not currently available.

Reed Elsevier and its directors and executive officers, and ChoicePoint and its directors and executive officers, may be soliciting proxies from ChoicePoint shareholders in connection with the proposed merger. Information about the directors and executive officers of Reed Elsevier is set forth in its Annual Report on Form 20-F, which was filed with the SEC on March 22, 2007. Information about the directors and executive officers of ChoicePoint is set forth in its proxy statement for its 2007 Annual Meeting of Shareholders, which was filed with the SEC on March 21, 2007. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition when it becomes available.

Forward Looking Statements

This press release contains forward-looking statements, which involve a number of risks and uncertainties. ChoicePoint cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving ChoicePoint and Reed Elsevier, including, among others, future financial and operating results, the new company’s plans, objectives, expectations and intentions and other statements that are not historical facts.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the failure of ChoicePoint’s shareholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that may affect future results are contained in ChoicePoint’s filings with the SEC, which are available at the SEC’s web site at http://www.sec.gov. ChoicePoint disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.